UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

Item 3.02        Unregistered Sale of Equity Securities

On December 5, 2008, Eagle Bancorp, Inc. (the “Company”) entered into and consummated a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company issued 38,235 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total purchase price of $38,235,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Company may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Articles Supplementary described in Item 5.03). After three years, the Company may, at its option, redeem the Series A Preferred Stock at the liquidation amount plus accrued and unpaid dividends. The Series A Preferred Stock is non-voting, except in limited circumstances. Prior to the third anniversary of issuance, unless the Company has redeemed all of the Series A Preferred Stock or the Treasury has transferred all of the Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

In connection with the purchase of the Series A Preferred Stock, the Treasury was issued a warrant (the “Warrant”) to purchase 770,867 shares of the Company’s common stock at an initial exercise price of $7.44 per share. The Warrant provides for the adjustment of the exercise price and the number of shares of the common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the common stock, and upon certain issuances of the common stock (or securities exercisable or exchangeable for, or convertible into, common stock) at or below 90% of the market price of the common stock on the trading day prior to the date of the agreement on pricing such securities. The Warrant expires ten years from the date of issuance. The number of shares of common stock issuable pursuant to the Warrant will be reduced by one-half if, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than $38,235,000 from “qualified equity offerings” announced after October 13, 2008. The Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. A copy of the Warrant is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

As a result of the issuance of the Series A Preferred Stock to the Treasury, the Company is required to comply with certain restrictions on executive compensation included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). Certain of these provisions could limit the tax deductibility of compensation the Company pays to its executive officers.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Series A Preferred Stock, the Warrant, and the shares of common stock underlying the Warrant (the “Warrant Shares”) as soon as practicable after the date of the issuance, subject to certain exceptions. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the Company’s receipt of aggregate gross proceeds of not less than $38,235,000 in one or more “qualified equity offerings” and (ii) December 31, 2009.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement and the Articles Supplementary designating the terms of the Series A Preferred Stock, the Company’s ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) is subject to restrictions, including a restriction against paying any dividends on the common stock. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which all of the Series A Preferred Stock has been redeemed or Treasury has transferred all of the Series A Preferred Stock to third parties.

In addition, the Company’s ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

“Junior Stock” means the Company’s common stock and any other class or series of the Company’s stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of the Company’s stock the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing of the closing of the Treasury purchase, each of the members of the Company’s senior management, Ronald D. Paul, Michael T. Flynn, Martha Foulon-Tonat, James H. Langmead, Thomas D. Murphy, Susan G. Riel, Barry Watkins and Janice Williams (the “Senior Officers”) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury.

Additionally, in connection with the Purchase Agreement, on December 2, 2008 and December 3, 2008, the Company entered into amended employment agreements with the Senior Officers to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of EESA, as implemented by guidance or regulation.  The amendments also effect documentary compliance under Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and guidance issued thereunder (the “Code”). The amendments, among other things, to (i) limit such Senior Officers severance compensation in connection with an involuntary termination or in connection with any bankruptcy, liquidation or receivership of the Company to the amount permitted under Section 280G of the Code, and (ii) provide for the recovery by the Company of payments based on financial statements or other criteria that are later proven to be materially inaccurate. Each of these requirements applies during the period that the Treasury owns any securities acquired under the Purchase Agreement.  The amendments also extend the term of each of the Senior Officer’s employment to August 31, 2011, except for Mr. Flynn, whose term, as extended, expires December 31, 2009. Copies of the amendments are attached as Exhibits 10.2 through 10.9 hereto, and are incorporated by reference herein.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008, the Company filed Articles Supplementary to the Company’s Articles of Incorporation with the Maryland State Department of Taxation and Assessments for the purpose of designating the terms, preferences, limitations and relative rights of the Series A Preferred Stock.  A copy of the Articles Supplementary for the Series A Preferred Stock is attached hereto as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
3.1	Articles Supplementary to the Articles of Incorporation for the Series A Preferred Stock
4.1	Warrant to Purchase Common Stock
10.1	Letter Agreement (including Securities Purchase Agreement – Standard Terms) between the Company and the United States Department of the Treasury with respect to the Series A Preferred Stock
10.2	Amended and Restated Employment Agreement between the Company and Ronald D. Paul – To be filed by amendment.
10.3	Amended and Restated Employment Agreement between the Company and Michael T. Flynn
10.4	Amended and Restated Employment Agreement between the Company and Martha Foulon-Tonat

Number	Description
10.5	Amended and Restated Employment Agreement between the Company and James H. Langmead
10.6	Amended and Restated Employment Agreement between the Company and Thomas D. Murphy
10.7	Amended and Restated Employment Agreement between the Company and Susan G. Riel
10.8	Amended and Restated Employment Agreement between the Company and Barry Watkins
10.9	Amended and Restated Employment Agreement between the Company and Janice Williams
99.1	Press Release dated December 5, 2008
99.2	Form of Waiver by Senior Officers

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive
Officer

Dated: December 5, 2008